Exhibit 99.1

Lattice Semiconductor Reports First Quarter Financial Results

    HILLSBORO, Ore.--(BUSINESS WIRE)--April 22, 2004--Lattice Semiconductor Corporation (Nasdaq:LSCC) today announced financial results for the first quarter ended March 2004.
    Revenue for the first quarter was $59.1 million, an increase of 12 percent from last quarter's revenue of $52.8 million and up three percent from the $57.3 million reported in the same quarter a year ago.
    Beginning this quarter, the Company will provide product revenue detail for only two categories: FPGA and PLD. PLD product revenue includes revenue from CPLD and SPLD products. Quarterly revenue from FPGA products was $11.4 million, or 19 percent of total revenue, and grew 10 percent sequentially. Quarterly revenue from PLD products was $47.7 million, or 81 percent of total revenue, and grew over 12 percent sequentially.
    Net loss for the first quarter was $16.5 million ($0.15 per share). This loss includes $18.7 million of charges for amortization of intangible assets. Excluding these charges, income for the quarter was $2.1 million ($0.02 per share). These non-cash charges have been highlighted here as they are not expected to continue at these levels beyond June 2004 and are currently expected to be eliminated in 2009. The Company believes exclusion of these charges more closely approximates its cash earnings performance. A reconciliation of non-GAAP income to GAAP loss accompanies the financial tables in this earnings release.
    "During the first quarter, the programmable logic market experienced a strong recovery," stated Cyrus Y. Tsui, chairman and chief executive officer. "Due to these favorable conditions we posted very strong sequential quarterly revenue growth. However, these historically high growth rates are not sustainable going forward. During the ensuing year we will remain steadfastly focused on executing our product development strategy and introducing our next generation FPGA product families."

    Business Outlook - June 2004 Quarter:

    -- Revenue is expected to grow approximately 3 to 5 percent on a sequential basis;

    -- Gross margin percent is expected to be in the same range as the March 2004 quarter;

    -- Total operating expenses are expected to be approximately flat;

    -- Intangible asset amortization is expected to decrease by approximately $1 million;

    --  Other Income is expected to be approximately $3 million; and

    --  We do not anticipate reporting a tax provision.

    On April 23, 2004, Lattice will hold a telephone conference call at 5:30 am (Pacific Time) with financial analysts. Investors may listen to our conference call live via the web at www.lscc.com. Replays of the call will also be available at www.lscc.com. On June 10, 2004, we plan to publish a "Business Update Statement" on our website. Our financial guidance will be limited to the comments on our public quarterly earnings call and these public business outlook statements. Additionally, during the June 2004 quarter, Lattice plans to participate in investor conferences sponsored by the JP Morgan and Smith Barney Citigroup. Specific presentation dates and times are posted on our website at www.lscc.com.
    The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws including statements about future quarterly financial results, revenues, customers, product offerings and the Company's ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the possibility that further accounting adjustments may be required and the effectiveness of changes to the Company's internal controls, as well as overall semiconductor market conditions, market acceptance and demand for the Company's new products, the Company's dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. The Company does not intend to update or revise any forward looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    Lattice Semiconductor Corporation, the inventor of in-system programmable (ISP(TM)) logic products, designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGA), Field Programmable System Chips (FPSCs) and high-performance ISP Programmable Logic Devices (PLDs), including Complex Programmable Logic Devices (CPLD), Programmable Analog Components (PAC), and Programmable Digital Interconnect (GDX). Lattice also offers industry leading SERDES products. Lattice offers total solutions for today's system designs by delivering the most innovative programmable silicon products that embody leading-edge system expertise.
    Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communications, computing, industrial and military end markets. Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124 USA. For more information access our web site at www.latticesemi.com.

    Lattice Semiconductor Corporation, L (& design), Lattice (& design) ISP and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.


                  Lattice Semiconductor Corporation
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                             (unaudited)

                                             Three months ended
                                        -----------------------------
                                        Mar. 31,  Dec. 31,  Mar. 31,
              Description                 2004      2003      2003
---------------------------------------------------------------------
Revenue                                  $59,071   $52,757   $57,297
Costs and expenses:
 Costs of products sold                   24,719    23,814    23,028
 Research and development                 22,259    22,385    21,832
 Selling, general and administrative      13,087    13,562    12,483
 Amortization of intangible assets
  (1)(2)                                  18,654    18,661    21,114
                                        -----------------------------

     Total costs and expenses             78,719    78,422    78,457
                                        -----------------------------
Loss from operations                     (19,648)  (25,665)  (21,160)

Other income, net                          3,107       421     1,491
                                        -----------------------------

Loss before (benefit) provision for
 income taxes                            (16,541)  (25,244)  (19,669)

(Benefit) provision for income taxes          --        --        --
                                        -----------------------------

Net loss                                ($16,541) ($25,244) ($19,669)
                                        =============================

Basic net loss per share                  ($0.15)   ($0.22)   ($0.18)
                                        =============================
Diluted net loss per share                ($0.15)   ($0.22)   ($0.18)
                                        =============================

Shares used in per share calculations:
     Basic                               112,627   112,364   111,390
                                        =============================
     Diluted (3)                         112,627   112,364   111,390
                                        =============================

Notes:
(1) Intangible assets subject to amortization aggregate $66.8 million, net, at March 31, 2004 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999 and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis.
(2) Includes $0.8 million, $0.8 million and $3.3 million of deferred stock compensation expense for the quarters ended March 31, 2004, December 31, 2003 and March 31, 2003, respectively, attributable to Research and Development activities.
(3) For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes as they are antidilutive.


                  Lattice Semiconductor Corporation
                      Consolidated Balance Sheet
                            (in thousands)
                             (unaudited)
                                                  Mar. 31,  Dec. 31,
                   Description                      2004      2003
----------------------------------------------------------- ---------
                     Assets
Current assets:
 Cash and short-term investments                  $298,548  $277,750
 Accounts receivable, net                           26,013    26,796
 Inventories                                        44,312    46,630
 Other current assets                               57,575    51,537
                                                  --------- ---------
          Total current assets                     426,448   402,713

Property and equipment, net                         51,313    53,800
Foundry investments, advances and other assets      74,293    86,883
Goodwill and other intangible assets, net (1)      290,384   308,232
                                                  --------- ---------

                                                  $842,438  $851,628
                                                  ========= =========
      Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable and other accrued liabilities    $31,729   $28,500
 Deferred income on sales to distributors           13,847    10,564
 Income taxes payable                                  126        37
                                                  --------- ---------
          Total current liabilities                 45,702    39,101

Zero Coupon Convertible notes due in 2010          184,000   184,000
Other long-term liabilities                         22,699    22,415
                                                  --------- ---------
                                                   206,699   206,415

Stockholders' equity                               590,037   606,112
                                                  --------- ---------

                                                  $842,438  $851,628
                                                  ========= =========

Note:
(1) At March 31, 2004, includes approximately $8.5 million of other intangible assets, net, recorded in the September 2002 quarter in connection with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. Also includes $142.5 million in Goodwill and $47.7 million of other intangible assets, net, recorded in the March 2002 quarter in connection with the January 18, 2002 acquisition of the FPGA business of Agere Systems, Inc., and approximately $81.1 million in Goodwill and $10.6 million of other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.


Appendix 1
                     Lattice Semiconductor Corporation
        Consolidated Operations Information- Non-GAAP Basis (1)
                   (in thousands, except per share data)
                                   (unaudited)

                                               Three months ended
                                           --------------------------
                                           Mar. 31, Dec. 31, Mar. 31,
               Description                   2004     2003     2003
---------------------------------------------------------------------

Revenue                                    $59,071  $52,757  $57,297
Costs and expenses:
 Costs of products sold                     24,719   23,814   23,028
 Research and development                   22,259   22,385   21,832
 Selling, general and administrative        13,087   13,562   12,483
                                           --------------------------
     Total costs and expenses               60,065   59,761   57,343
                                           --------------------------
Loss from operations                          (994)  (7,004)     (46)

Other income, net                            3,107      421    1,491
                                           --------------------------


Income (loss) before provision (benefit)
 for income taxes                            2,113   (6,583)   1,445

Provision (benefit) for income taxes            --       --       --
                                           --------------------------

Non-GAAP earnings (loss)                    $2,113  ($6,583)  $1,445
                                           ==========================

Diluted Non-GAAP earnings (loss) per share
 (2)                                         $0.02   ($0.06)   $0.01
                                           ==========================

Shares used in calculations                117,795  112,364  113,098
                                           ==========================

Notes:
(1) This table presents operating information which is consistent with the information reported by First Call, Reuters and Zacks for Lattice Semiconductor Corporation. A reconciliation to GAAP on a per share basis is attached as Appendix 2.
(2) For the three months ended March 31, 2004 and March 31, 2003, the computation of diluted Non-GAAP earnings includes the effect of stock options but excludes the effect of our convertible notes as they are antidilutive. For the three months ended December 31, 2003, the computation of diluted Non-GAAP loss excludes the effect of both stock options and the effect of our convertible notes as they are antidilutive.


Appendix 2
                  Lattice Semiconductor Corporation
                 Non-GAAP Earnings Reconciliation (1)
                             (unaudited)
                                               Three months ended
                                           --------------------------
                                           Mar. 31, Dec. 31, Mar. 31,
               Description                   2004     2003     2003
---------------------------------------------------------------------

Net loss                                    ($0.15)  ($0.22)  ($0.18)

Add:
Amortization of intangible assets            $0.17    $0.16    $0.19
                                           --------------------------
Non-GAAP income (loss)                       $0.02   ($0.06)   $0.01
                                           ==========================

Notes:

(1) This table reconciles net income (loss) to non-GAAP information, which is presented in Appendix 1, on a per-share basis.


Appendix 3
                  LATTICE SEMICONDUCTOR CORPORATION
           - Supplemental Historic Financial Information -
                              (Q1 2004)

Operations Information                            Q104   Q403   Q103
                                                 --------------------
  Percent of Revenue
                                   Gross Margin   58.2%  54.9%  59.8%
                                    R&D Expense   37.7%  42.4%  38.1%
                                   SG&A Expense   22.2%  25.7%  21.8%
                                 Operating Loss  -33.3% -48.6% -36.9%
                      Operating Loss (Non-GAAP)   -1.7% -13.3%  -0.1%

  Depreciation Expense ($000)                    4,498  4,598  4,742
  Capital Expenditures ($000)                    2,022  1,808  3,211

Balance Sheet Information
  Current Ratio                                    9.3   10.3    7.2
  A/R Days Revenue Outstanding                      40     46     49
  Inventory Months                                 5.4    5.9    6.7

Revenue % (by Product Family)
  FPGA                                              19%    20%    15%
  CPLD                                              67%    67%    70%
  SPLD                                              14%    13%    15%

Revenue % (by Product Classification(a))
  New                                              13%    14%
  Mainstream                                        43%    42%
  Mature                                            44%    44%

Revenue % (by Geography)
  Americas                                          36%    36%    37%
  Europe (incl. Africa)                             24%    22%    31%
  Asia (incl. ROW)                                  40%    42%    32%

Revenue % (by End Market)
  Communications                                    53%    51%    44%
  Computing                                         19%    21%    21%
  Other                                             28%    28%    35%

Revenue % (by Channel)
  Direct                                            58%    61%    55%
  Distribution                                      42%    39%    45%

(a) Product Classification:
-----------------------------------------------
  New:        FPSC, XPLD, XPGA, GDX2, ORCA 4, ispMACH 4000, ispMACH
               4000 Z, ispPAC-PWR
  Mainstream: ORCA 3, GDX/V, ispMACH L/V, ispLSI 2000V, ispLSI 5000V,
               ispLSI 8000V, ispMACH 5000VG, Mixed Signal, Software
  Mature:     ORCA 2, All 5-Volt CPLDs, All SPLDs


    CONTACT: Lattice Semiconductor Corporation
             Roddy Sloss, 503-268-8000